EXHIBIT 10.3

                                  AMENDMENT TO
                              EMPLOYMENT AGREEMENT

         This Amendment to Employment Agreement (this "Amendment"), dated as of December 21, 2007, is by and between Steven Madden, Ltd., a Delaware corporation (the "Company"), and Jeffrey Silverman ("Executive").

         WHEREAS, the parties hereto are parties to that certain Employment Agreement, dated as of May 16, 2007 (the "Employment Agreement").

         WHEREAS, the parties hereto, acting pursuant to Section 8(g) of the Employment Agreement, desire to amend the Employment Agreement to make certain changes thereto as set forth herein.

         NOW, THEREFORE, in consideration of the premises and the mutual agreements herein set forth, the parties hereto agree as follows:

         1. Section 1 of the Employment Agreement is hereby deleted in its entirety and replaced with the following:

                  "1. Term. The term of employment shall commence upon the Closing, if one occurs (the "Effective Date") and shall continue until June 30, 2008 (the "Term"), unless terminated earlier as provided herein."

         2. Section 2(b) of the Employment Agreement is hereby amended by adding the following text as the last sentence of Section 2(b): "In addition to faithfully and diligently performing his duties as specified herein through the Term, Executive shall, in conformity with the directions of the Company, assist the Company in the hiring and/or training of a person or entity to manage the Company's e-commerce business (the "E-commerce Successor") and shall assist the Company in the transition of such responsibilities from Executive to the E-commerce Successor." In addition, the third sentence of Section 2(b) is hereby deleted and Executive acknowledges and agrees that no violation of such provision has occurred prior to the date hereof.

         3. Section 3(b) of the Employment Agreement is hereby deleted in its entirety. The Company and Executive hereby agree that no bonus shall be payable by the Company to Executive pursuant to the Employment Agreement, and all references to any bonus payment elsewhere in the Employment Agreement shall be of no force or effect.

         4. Section 3(c) of the Employment Agreement is hereby deleted in its entirety and replaced with the following:

                  "(c)     Stock Options. The Company and Executive agree that
all stock options granted by the Company to Executive under the Company's 2006 Stock Incentive Plan are hereby cancelled and forfeited, effective as of the date hereof. The Company and Executive further agree that (i) the Non-Qualified Stock Option Agreement Pursuant to the Steven Madden, Ltd. 2006 Stock Option Plan, dated as of May 16, 2007, between the Company and Executive in respect of the grant of options to purchase from the Company 150,000 shares of the Company's common stock at a price per share of $45.00 and (ii) the Non-Qualified Stock Option Agreement Pursuant to the Steven Madden, Ltd. 2006 Stock Option Plan, dated as of May 16, 2007, between the Company and Executive in respect of the grant of options to purchase from the Company 150,000 shares of the Company's common stock at a price per share of $50.00, in each case, are hereby terminated in all respects."

         5. The parties agree that this Amendment does not constitute a termination by the Company for Cause or a Change in Control as such terms are defined in the Employment Agreement, and Executive shall not receive any payments pursuant to Section 5 of the Employment Agreement in connection with the execution of this Amendment, Executive's continued employment through the Term or the conclusion of the Term on June 30, 2008.

         6. The second sentence of Section 4(c) of the Employment Agreement is hereby deleted in its entirety and replaced with the following:

                  "For purposes of this Agreement, the term "Cause" shall mean any of the following: (i) the perpetration of an intentional and knowing fraud against or affecting the Company or any of its affiliates or any customer, client, agent, or employee thereof ("fraud," for purposes of this clause (i), meaning a false representation of a material fact, whether by words, conduct, false or misleading allegations or concealment of that which should have been disclosed, which deceives and is intended to deceive another so that he shall act upon it to his legal injury); (ii) the indictment of Executive for (A) a felony or (B) any misdemeanor involving moral turpitude, deceit, dishonesty or fraud ("indictment," for these purposes, meaning a United States-based indictment, probable cause hearing or any other procedure pursuant to which an initial determination of probable or reasonable cause with respect to such offense is made); or (iii) any material breach by Executive of this Agreement and the failure of Executive to cure such material breach within thirty (30) days after written notice.

         7. Each of Section 4(e) and Section 5(d) of the Employment Agreement is hereby deleted in its entirety. The Company and Executive hereby agree that Executive shall not be entitled to receive any payment under the Employment Agreement upon a change in control of the Company (other than the payments Executive is entitled to receive pursuant to Section 5(c) of the Employment Agreement upon the termination of his employment by the Company without Cause ), and that all references to any payment upon a change in control of the Company elsewhere in the Employment Agreement shall be of no force or effect. Section 5(c) is hereby amended to provide that the payment of Base Salary shall be payable in a lump sum within ten (10) days of such termination without cause.

         8. Section 6(b) of the Employment Agreement is hereby deleted in its entirety and replaced with the following:

                  "(b)     Non-competition; Non-solicitation.
                           ---------------------------------

                           (i)      Executive acknowledges and recognizes the
highly competitive nature of the Company's business and that access to the Company's confidential records and proprietary information renders him special and unique within the Company's industry. In consideration of the payment by the

Company to Executive of amounts that may hereafter be paid to Executive pursuant to this Agreement (including, without limitation, pursuant to Sections 3 and 5 hereof) and other obligations undertaken by the Company hereunder, Executive agrees that (A) through June 30, 2008 or, if earlier, the date on which Executive's employment is terminated, Executive shall not, directly or indirectly, engage (as owner, investor, partner, stockholder, employer, employee, consultant, advisor, director or otherwise) in any Competing Business, and (B) following the date on which Executive's employment is terminated through December 31, 2011, Executive shall not, directly or indirectly, engage (as owner, investor, partner, stockholder, employer, employee, consultant, advisor, director or otherwise) in any Post-Employment Competing Business; provided, in each case, that the provisions of this Section 6(b)(i)(A) will not be deemed breached merely because Executive, (X) owns less than 3% of the outstanding common stock of a publicly-traded company, (Y) owns no more than 50% of The Preschoolians Company and/or sits on the board of such business, provided that Executive is not active in the management of such business or (Z) participates in The Preschoolians Company business (including being active in the management of such business), so long as (i) such participation does not occur prior to July 1, 2008, and (ii) The Preschoolians Company business is substantially similar in scope and business line and is conducted in a substantially similar manner as it is presently conducted as of the date of this Agreement. For purposes of this Agreement, "Competing Business" shall mean the design, sourcing, marketing and sale of branded footwear to consumers through retail stores and e-commerce business, and "Post-Employment Competing Business" shall mean any of the following businesses: Aldo; Marc Fisher or any entity owned or controlled by Marc Fisher; Jeffrey Campbell; Dolce Vita; Mike Murphy / Facade; Camuto Group; and Nine West.

                           (ii)     In further consideration of the payment by
the Company to Executive of amounts that may hereafter be paid to Executive pursuant to this Agreement (including, without limitation, pursuant to Sections 3 and 5 hereof) and other obligations undertaken by the Company hereunder, Executive agrees that: (A) during his employment and through December 31, 2011 (the "Covered Time"), he shall not, directly or indirectly, (i) solicit, encourage or attempt to solicit or encourage any of the employees, agents, consultants or representatives of the Company or any of its affiliates to terminate his, her, or its relationship with the Company or such affiliate, (ii) solicit, encourage or attempt to solicit or encourage any of the employees of the Company or any of its affiliates (other than persons or entities that are subcontractors of The Preschoolians Company as of December 18, 2007 or that were subcontractors of The Preschoolians Company within the twelve months prior to December 18, 2007) to become employees of any other person or entity, or (iii) persuade or seek to persuade any customer of the Company or any affiliate to cease to do business or to reduce the amount of business which any customer has customarily done or contemplates doing with the Company or such affiliate, whether or not the relationship between the Company or its affiliate and such customer was originally established in whole or in part through Executive's efforts; and (B) during his employment, he shall not, directly or indirectly, solicit or attempt to solicit any customer, vendor or distributor of the Company or any of its affiliates with respect to any product or service being furnished, made, sold or leased by the Company or such affiliate; provided that the provisions of Section 6(b)(ii)(A)(iii) will not be deemed breached merely because Executive: (X) owns less than 3% of the outstanding common stock of a publicly-traded company, (Y) owns no more than 50% of The Preschoolians Company and/or sits on the board of such business, provided that Executive is not active in the management of such business, or (Z) is involved in the advertising, marketing and sales of footwear to customers generally without use of any confidential information of the Company so long as such involvement is in compliance with Section 6(b)(i). For purposes of this Section 6(b) only, the terms "customer," "vendor" and "distributor" shall mean a customer, vendor or distributor who has done business with the Company or any of its affiliates within twelve months preceding the termination of Executive's employment.

                           (iii)    During Executive's employment with the
Company, Executive agrees that upon the earlier of Executive's (i) negotiating with any Competitor (as defined below) concerning the possible employment of Executive by the Competitor, (ii) receiving an offer of employment from a Competitor, or (iii) becoming employed by a Competitor, Executive will (A) immediately provide notice to the Company of such circumstances and (B) provide copies of Section 6 of this Agreement to the Competitor. Executive further agrees that the Company may provide notice to a Competitor of Executive's obligations under this Agreement, including without limitation Executive's obligations pursuant to Section 6 hereof. For purposes of this Agreement, "Competitor" shall mean any entity (other than the Company or any of its affiliates) that engages, directly or indirectly, in any Competing Business.

                           (iv)     Executive understands that the provisions of
this Section 6(b) may limit his ability to earn a livelihood in a business similar to the business of Compo, the Company or its affiliates but nevertheless agrees and hereby acknowledges that the consideration provided under this Agreement, including any amounts or benefits provided under Sections 3 and 5 hereof and other obligations undertaken by the Company hereunder, is sufficient to justify the restrictions contained in such provisions. In consideration thereof and in light of Executive's education, skills and abilities, Executive agrees that he will not assert in any forum that such provisions prevent him from earning a living or otherwise are void or unenforceable or should be held void or unenforceable."

         9. Except as specifically amended hereby, each provision of the Employment Agreement shall continue in full force and effect in accordance with its terms.

         10. To the extent of any inconsistency between the terms of the Employment Agreement and this Amendment, the terms of this Amendment will control.

         11. This Amendment shall be governed by, and construed and enforced in accordance with, the internal laws of the State of New York applicable to contracts made and to be entirely performed therein, without regard to principles of conflicts of laws.

         12. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Each counterpart may consist of a number of copies hereof each signed by less than all, but together signed by all, of the parties hereto. Any signature delivered by facsimile or electronic mail shall have the same effect as an original hereto.

         13. Capitalized terms used herein not otherwise defined herein shall have the meanings ascribed thereto in the Employment Agreement.

                            [SIGNATURE PAGE FOLLOWS]

         IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the day and year first above written.


                                       STEVEN MADDEN, LTD


                                       By: /s/ Jamieson A. Karson
                                           -------------------------------------
                                           Name:  Jamieson A. Karson
                                           Title: Chairman and Chief Executive
                                                  Officer


                                       /s/ Jeffrey Silverman
                                       -----------------------------------------
                                       Jeffrey Silverman